UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 16, 2007
SunCom Wireless Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-15325	23-2974475

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1100 Cassatt Road
Berwyn, Pennsylvania 19312

(Address of principal executive offices, including zip code)
(610) 651-5900

(Registrant’s telephone number, including area code)

(Former name or address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On September 16, 2007, SunCom Wireless Holdings, Inc. (the “Company”), a Delaware corporation, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with T-Mobile USA, Inc. (“Parent”), a Delaware corporation and wholly owned subsidiary of Deutsche Telekom AG, and Tango Merger Sub, Inc. (“Merger Sub”), a newly formed Delaware corporation and a wholly owned subsidiary of Parent.
Under the terms of the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent. At the effective time of the Merger, shares of Class A common stock (“Common Stock”) owned by Parent or Merger Sub and shares of Common Stock held by the Company (as treasury stock or otherwise) will be canceled. All other outstanding shares of Common Stock of the Company, other than shares owned by any stockholder who is entitled to and who properly exercises appraisal rights under Delaware law, will be canceled and each converted into the right to receive $27.00 in cash, without interest, less any applicable withholding taxes. Restricted shares, granted subject to vesting or other lapse restrictions, will vest and become free of such restrictions immediately prior to the effective time of the Merger and will be canceled and converted into the right to receive $27.00 in cash, without interest, less any applicable withholding taxes, subject to certain limitations with respect to restricted shares granted after the date of the Merger Agreement.
The Company’s Board of Directors has unanimously approved the Merger Agreement. Consummation of the Merger is not subject to a financing condition, but it is subject to certain customary conditions, including adoption of the Merger Agreement by the Company’s stockholders (see Item 8.01 below for a description of a voting agreement entered into by certain stockholders of the Company), authorization by the Federal Communications Commission, the expiration or termination of any applicable review period by the Committee on Foreign Investment in the United States under the Exon-Florio Act if the parties file a voluntary notification, and the expiration or termination of the required waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.
The Company has made certain customary representations and warranties in the Merger Agreement and agreed to certain customary covenants, including covenants regarding operation of the business of the Company and its subsidiaries prior to the closing and covenants prohibiting the Company from, among other things, soliciting, providing non-public information relating to the Company or its subsidiaries in connection with, or entering into discussions concerning, proposals relating to alternative business combination transactions, except in limited circumstances relating to unsolicited proposals that are, or may reasonably be expected to lead to, a Superior Proposal (as defined in the Merger Agreement).
The Merger Agreement contains certain termination rights for both the Company and Parent and provides that, if the Merger Agreement is terminated under specified circumstances (including if the Company’s Board of Directors elects to enter into an agreement involving a Superior Proposal), the Company may be required to pay Parent a termination fee of $48 million and, under other specified circumstances, the Company may be required to reimburse Parent its transaction expenses up to $10 million.
The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached to this Report as Exhibit 2.1 and incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are made solely for the benefit of the parties and are qualified by information in a confidential disclosure letter provided by the Company to Parent in connection with the signing of the Merger Agreement. The disclosure letter contains information that has been included in the Company’s prior public filings, as well as potential additional non-public information. This disclosure letter contains information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to shareholders, or were used for the purpose of allocating risk between the Company, on the one hand, and Parent and Merger Sub, on the other hand, rather than establishing matters as fact. Accordingly, the representations and warranties in the Merger Agreement should not be relied upon by any persons as indicative of the actual state of facts about the Company, Parent or Merger Sub at the time they were made or otherwise. In addition, the information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
In connection with the equity-for-debt exchange transaction that closed in May 2007, the Company approved amendments to the employment agreements of Michael Kalogris, the Chief Executive Officer; Eric Haskell, the Chief Financial Officer and William Robinson, the Executive Vice President of Operations to provide for, among other things, a bonus pool to be established and shared in the event of a sale of the Company, subject to certain conditions. On September 16, 2007, the Board of Directors approved further changes to the employment agreements for those individuals to, among other things, increase the amounts payable upon a sale of the Company. In addition, the Board of Directors approved additional sale bonuses to be paid to Raul Burgos, the President of the Puerto Rico operating subsidiary; Laura Shaw-Porter, the Senior Vice President, Human Resources and certain other management-level associates employed domestically and at the Puerto Rico operating subsidiary.

No sale bonuses will be paid under these arrangements unless the Merger is consummated by December 31, 2008. In addition, participants generally must remain employed by the Company to receive a sale bonus, provided that, if a participant is terminated without cause (as defined), they will remain eligible to receive a sale bonus. In addition, during the period prior to the closing of the Merger, employees otherwise entitled to receive sale bonuses will be required to comply with directions of the Board of Directors of the Company, comply with certain expense policies and refrain from seeking new employment or soliciting other employees for employment on behalf of any other person or entity. Payment of any sale bonus is based on Sale Proceeds (as defined) and is payable only upon receipt of Sale Proceeds in connection with consummation of the Merger. Estimates of the sale bonus amounts set forth below may be adjusted either upward or downward based on the actual Sale Proceeds received in the Merger.
Under the terms of the amendment to his employment agreement and in the event that the Merger is successfully completed, and all of the contingencies are satisfied, Mr. Kalogris, based on information received as of September 16, 2007, would be expected to receive a sale bonus of approximately $8,375,000. In addition, the employment agreement for Mr. Kalogris has been amended to clarify that he is entitled to receive a pro-rata portion of any Management Business Objective bonus that he otherwise would be entitled for the calendar year during which his employment is terminated by the Company without cause or by notice of non-renewal, or by him for good reason, or by reason of his death or disability.
Under the terms of the amendment to his employment agreement and in the event that the Merger is successfully completed, and all of the contingencies are satisfied, Mr. Haskell, based on information received as of September 16, 2007, would be expected to receive a sale bonus of approximately $2,460,084. In addition, the employment agreement for Mr. Haskell has been amended to clarify that he is entitled to receive a pro-rata portion of any Management Business Objective bonus that he otherwise would be entitled for the calendar year during which his employment is terminated by the Company without cause or by notice of non-renewal, or by him for good reason, or by reason of his death or disability.
Under the terms of the amendment to his employment agreement and in the event that the Merger is successfully completed, and all of the contingencies are satisfied, Mr. Robinson, based on information received as of September 16, 2007, would be expected to receive a sale bonus of approximately $6,022,059. In addition, the employment agreement for Mr. Robinson has been amended to clarify that he is entitled to receive a pro-rata portion of any Management Business Objective bonus that he otherwise would be entitled for the calendar year during which his employment is terminated by the Company without cause or by notice of non-renewal, or by him for good reason, or by reason of his death or disability.
Under the terms of the amendment to his employment agreement, Mr. Burgos will be eligible to receive a sale bonus of $375,000 in the event the Merger is successfully consummated and all contingencies are satisfied.
Under the terms of her sale bonus agreement (the form of which is filed as Exhibit 10.5 to this Report), Ms. Shaw-Porter will be eligible to receive a sale bonus of $100,000 in the event the Merger is successfully consummated and all contingencies are satisfied.
The terms of the sale bonus arrangements for Messrs. Kalogris, Haskell, Robinson and Burgos are set forth in amendments to their respective employment agreements. These amendments were entered into as of September 16, 2007, are attached to this Report as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and are incorporated herein by this reference. The terms of the sale bonus arrangements for the other management-level associates are set forth in letter agreements with each eligible participant. The form letter agreement for associates employed domestically and the form letter agreement for those associates employed at the Puerto Rico operating subsidiary are attached to this Report as Exhibits 10.5 and 10.6, respectively, and are incorporated herein by this reference.
The foregoing summary of the employment agreement amendments and the other sale bonus arrangements is not complete and is qualified by reference to the amendments and forms of agreements filed as exhibits with this Report.
Item 8.01. Other Events.
In connection with the Merger Agreement, on September 16, 2007, certain funds managed by, and other entities affiliated with, Highland Capital Management, L.P. and Pardus Capital Management, L.P., which collectively hold a majority of the outstanding shares of Common Stock of the Company, entered into a voting agreement with Parent and Merger Sub (the “Voting Agreement”) pursuant to which such stockholders agree to vote their shares in favor of the Merger and against any alternative proposal and to not sell, assign, transfer, pledge, encumber, or otherwise dispose of their shares of Common Stock, except to their respective affiliates or other signatories of the Voting Agreement, if certain conditions and requirements are satisfied and except in certain transactions. If either the Company or Parent terminates the Merger Agreement before the Merger is completed under certain specified circumstances, the Voting Agreement will remain in effect for seven months and fifteen days following the termination of the Merger Agreement; in certain other circumstances, the Voting Agreement will terminate upon the termination of the Merger Agreement.
The foregoing description of the Voting Agreement is qualified in its entirety by reference to the full text of the Voting Agreement, which is attached to this Report as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits:
2.1	Agreement and Plan of Merger, dated as of September 16, 2007, between T-Mobile USA, Inc., Tango Merger Sub, Inc. and SunCom Wireless Holdings, Inc.

10.1	Amendment to Employment Agreement, dated as of September 16, 2007, between SunCom Wireless Holdings, Inc., SunCom Wireless Management Company, Inc. and Michael E. Kalogris.

10.2	Amendment to Employment Agreement, dated as of September 16, 2007, between SunCom Wireless Holdings, Inc., SunCom Wireless Management Company, Inc. and Eric Haskell.

10.3	Amendment to Employment Agreement, dated as of September 16, 2007, between SunCom Wireless Holdings, Inc., SunCom Wireless Management Company, Inc. and William A. Robinson.

10.4	Amendment to Employment Agreement, dated as of September 16, 2007, between SunCom Wireless Holdings, Inc., SunCom Wireless Management Company, Inc. and Raul Burgos.

10.5	Form of Domestic Bonus Letter Agreement for Senior Management.

10.6	Form of Puerto Rico Bonus Letter Agreement for Senior Management.

99.1	Stockholder Voting Agreement, dated as of September 16, 2007, between T-Mobile USA, Inc., Tango Merger Sub, Inc. and certain stockholders of SunCom Wireless Holdings, Inc.
Additional Information About the Merger and Where You Can Find It
In connection with the Merger, the Company will file a proxy statement with the Securities and Exchange Commission (the “SEC”). Investors and security holders are advised to read the proxy statement when it becomes available because it will contain important information about the Merger and the parties to the Merger. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by the Company with the SEC at the SEC’s Web site at www.sec.gov. The proxy statement and other documents also may be obtained for free from the Company by directing such request to SunCom Wireless Holdings, Inc., Investor Relations, 1100 Cassatt Road, Berwyn, Pennsylvania 19312, telephone (610) 651-5900. You may also read and copy any reports, statements and other information filed by the Company with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549.
The Company and its directors, executive officers and other members of its management and employees may be deemed participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed merger. Information concerning the interests of these participants in the solicitation, which may, in some cases, be different than those of the Company’s stockholders generally, is set forth in the Company’s annual report on Form 10-K for the year ended December 31, 2006, as amended, and subsequent periodic and current reports, as previously filed with the SEC, and will be set forth in the proxy statement relating to the Merger when it becomes available.
Forward-looking statements
This Report contains forward-looking statements that reflect the current views of the Company with respect to future events. They are generally identified by the words “expect,” “anticipate,” “believe,” “intend,” “estimate,” “aim,” “goal,” “plan,” “will,” “seek,” “outlook” or similar expressions and include generally any information that relates to expectations or targets for revenue or other performance measures. Forward-looking statements are based on current plans, estimates and projections. You should consider them with caution. Such statements are subject to risks and uncertainties, most of which are difficult to predict and are generally beyond the Company’s control, including those described in the sections “Forward-Looking Statements” and “Risk Factors” of the Company’s Form 10-K reports filed with the U.S. Securities and Exchange Commission, copies of which may be obtained by contacting the investor relations department of the Company or via its website, www.suncom.com. Among the relevant factors are the impact of other significant strategic or business initiatives, including acquisitions, dispositions and business combinations and cost saving initiatives that may have a material adverse effect on costs and revenue development. These factors also include the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the outcome of any legal proceedings that have been or may be instituted against Deutsche Telekom, T-Mobile USA, the Company and others following announcement of the merger agreement; the inability to complete the merger due to the failure to obtain approval by regulatory agencies or the failure to satisfy various other conditions to the closing of the merger agreement; risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; and the ability to recognize the benefits of the merger. If these or other risks and uncertainties materialize, or if the assumptions underlying any of these statements prove incorrect, the Company’s actual results may be materially different from those expressed or implied by such statements. The Company can offer no assurance that its expectations or targets will be achieved and does not assume any obligation to update forward-looking statements to take new information or future events into account or otherwise.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNCOM WIRELESS HOLDINGS, INC.
Dated: September 19, 2007	By:	/s/ Eric Haskell
Eric Haskell
Executive Vice President and Chief Financial Officer